                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2001


                       ECHOSTAR COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)


           NEVADA                        0-26176                88-0336997
  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)               File Number)         Identification No.)


      5701 S. SANTA FE DRIVE
        LITTLETON, COLORADO                                       80120
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:         (303) 723-1000


ITEM 5. OTHER EVENTS

         EchoStar Communications Corporation ("EchoStar") today announced a proposed $1.5 billion investment by Vivendi Universal and the formation of a strategic alliance to offer new programming and interactive television services to consumers.

         EchoStar also announced that its EchoStar DBS Corporation ("EDBS") subsidiary is offering $700 million aggregate principal amount of Senior Notes due 2009, in accordance with Securities and Exchange Commission Rule 144A.

         EDBS also expects to offer to exchange approximately $1 billion of EchoStar Broadband Corporation 10 3/8% Senior Notes due 2007 (the "EBC Notes") for substantially identical notes of EDBS. Pursuant to the terms of the EBC Notes indenture, EDBS must make the offer as soon as practical following the end of the first fiscal quarter during which EDBS has accumulated sufficient consolidated cash flow, as defined in the indentures related to the EDBS 9 1/4% Senior Notes due 2006 and 9 3/8% Senior Notes due 2009 (the "EDBS Notes"), permitting the incurrence of $1 billion of additional debt under the indebtedness to cash flow ratio test contained in the indentures for the EDBS Notes. Even considering the additional $700 million of indebtedness resulting from the offering announced today, EDBS expects the requirement to effect the exchange of the EBC Notes to be triggered on either December 31, 2001 or March 31, 2002.

         In addition, EchoStar confirmed that as a result of delays by the satellite manufacturer, and insurance procurement issues resulting from market reticence with respect to Atlas III launches, particularly following the September 11th tragedy, the earliest scheduled launch of EchoStar VII is now the first quarter of 2002 (subject to FCC approval). Notwithstanding the EchoStar VII launch delay, we believe that we are technologically prepared to meet the "must carry" mandate in the markets we currently serve, but there can be no assurance that the FCC's interpretation of its "must carry" rules will not hamper our ability to comply.

All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results to differ materially are the following: a total or partial loss of one or more satellites due to operational failures, space debris or otherwise; delays in the construction of our seventh, eighth or ninth satellites; an unsuccessful deployment of future satellites; inability to settle outstanding claims with insurers; a decrease in sales of digital equipment and related services to international direct-to-home service providers; a decrease in DISH Network subscriber growth; an increase in subscriber turnover; an increase in subscriber acquisition costs; an inability to obtain certain retransmission consents; our inability to retain necessary authorizations from the FCC; an inability to obtain patent licenses from holders of intellectual property or redesign our products to avoid patent infringement; an increase in competition from cable as a result of digital cable or otherwise, direct broadcast satellite, other satellite system operators, and other providers of subscription television services; future acquisitions, business combinations, strategic partnerships and divestitures; the introduction of new technologies and competitors into the subscription television business; a change in the regulations governing the subscription television service industry; the outcome of any litigation in which we may be involved; general business and economic conditions; and other risk factors described from time to time in our reports and statements filed with the Securities and Exchange Commission. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ECHOSTAR COMMUNICATIONS CORPORATION



Dated: December 14, 2001                    By: /s/ Michael R. McDonnell
                                                --------------------------------
                                                Michael R. McDonnell,
                                                Senior Vice President Chief
                                                Financial Officer


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                                 EXHIBITS INDEX

Exhibit           Description
-------           -----------
99.1              Press Release, dated December 14, 2001, issued by EchoStar and
                  Vivendi Universal announcing the formation of a strategic
                  alliance to offer new programming and interactive television services for consumers.

99.2 Press Release, dated December 14, 2001, issued by EchoStar announcing an offering of $700 million aggregate principal amount of Senior Notes by EchoStar DBS Corporation under Rule
                  144A.